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                                                                    EXHIBIT 4(W)




                             ALUMNI STOCK AGREEMENT


         This ALUMNI Stock Agreement ("Agreement") dated _________, 199_, is made by and between _______________ ("ALUMNI") and Science Applications International Corporation, a Delaware corporation ("SAIC").

                                    RECITALS

         WHEREAS, ALUMNI was employed by SAIC until __________________ (the "Termination Date"); and

         WHEREAS, ALUMNI is at least 59 1/2 years old and has been employed by SAIC or its affiliates for at least ten (10) years; and

         WHEREAS, pursuant to Article IV of SAIC's Certificate of Incorporation, SAIC has the right to repurchase all shares of SAIC Class A Common Stock owned by ALUMNI or affiliated with ALUMNI's account which were issued after October 1, 1981 and all shares of SAIC Class A Common Stock which ALUMNI has the right to obtain pursuant to SAIC's benefit plans, option agreements or other contractual agreements at the time ALUMNI terminated ALUMNI's employment with SAIC (the "ALUMNI Shares") at the Formula Price in effect on the Termination Date; and

         WHEREAS, pursuant to Article IV of SAIC's Certificate of
Incorporation, in order to exercise its right to repurchase the ALUMNI Shares, SAIC must provide written notice to ALUMNI at ALUMNI's address of record within sixty (60) days after the Termination Date; and

         WHEREAS, the parties hereto desire to extend the time of SAIC's right to repurchase the ALUMNI Shares until sixty (60) days after the five year anniversary of the Termination Date;

         NOW, THEREFORE, the parties agree as follows:

         1. SAIC's right to repurchase the ALUMNI Shares shall be extended to sixty (60) days after the five year anniversary of the Termination Date.

         2. In the event SAIC elects to exercise its right to repurchase the ALUMNI Shares, SAIC shall provide written notice to ALUMNI at ALUMNI's address of record within sixty (60) days after the five year anniversary of the Termination Date.

         3. Such right of repurchase shall be at the Formula Price in effect on the five year anniversary of the Termination Date.

         4. Payment for the repurchase of the ALUMNI Shares will be made by corporate check. ALUMNI agrees to provide SAIC with the share certificates representing the ALUMNI Shares, or with a Lost Certificate Affidavit for the ALUMNI Shares.



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         5.  This Agreement constitutes the final, complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, employee or representative of any party hereto.

         6. This Agreement shall be deemed to have been entered into in the State of California, and all questions of the validity, interpretation, or performance of any of its terms or of any rights or obligations of the parties to this Agreement shall be governed by California law.

         7. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

"SAIC"                              SCIENCE APPLICATIONS
                                    INTERNATIONAL CORPORATION


                                    By:_______________________________________
                                       J. D. Heipt
                                       Senior Vice President
                                       for Administration


"ALUMNI"                            __________________________________________
                                    Signature

                                    __________________________________________
                                    Printed Name





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